UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 26, 2011

THE CORPORATE EXECUTIVE BOARD COMPANY
(Exact name of registrant as specified in its charter)

Delaware	001-34849	52-2056410
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1919 North Lynn Street, Arlington, Virginia	22209
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (571) 303-3000

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

In a press release issued on August 29, 2011, The Corporate Executive Board Company (the “Company”) announced that its Board of Directors approved a new stock repurchase program, which authorizes the Company to repurchase up to $50 million of the Company’s Common Stock, par value $0.01 per share (“Common Stock”) through December 31, 2012. Repurchases under the program may be made through open market purchases or privately negotiated transactions. The timing of any repurchases and the exact number of shares of Common Stock to be repurchased under the program will be determined by the Company’s management, in its discretion, and will depend upon market conditions and other factors. The program will be funded using the Company’s cash on hand and cash generated from operations.

A copy of the Company’s press release is attached hereto and furnished as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	The Corporate Executive Board Company’s press release to announce new stock repurchase program.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Corporate Executive Board Company

(Registrant)

Date: August 29, 2011
By: /s/ Richard S. Lindahl

Richard S. Lindahl
Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	The Corporate Executive Board Company’s press release to announce new stock repurchase program.